UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2024

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Rent the Runway, Inc. (the “Company”) held a Special Meeting of Stockholders on March 21, 2024 (the “Special Meeting”). A total of shares of 51,954,468 Class A common stock and 3,098,580 Class B common stock (collectively, the “Common Stock”), representing 113,926,068 votes, were present in person or represented by proxy at the meeting, representing approximately 87.8% of the combined voting power of the Company’s outstanding Common Stock as of the January 29, 2024 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 9, 2024.

Item 1 - Approval of Amendments to the Company’s Twelfth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Class A common stock and Class B common stock (the “Reverse Stock Split Proposal”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
112,400,178	1,357,726	168,164	—

Item 2 - Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
108,094,740	4,833,919	997,409	—

Based on the foregoing votes, Items 1 and 2 were approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: March 26, 2024	By:	/s/ Cara Schembri
Cara Schembri Chief Legal & Administrative Officer